As filed with the Securities and Exchange Commission on September 8, 2006

Registration No. 333-128735

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2297484
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(781) 398-2300

(Address, including zip code, and telephone number, including area code of principal executive offices)

Philippe Maitre

Senior Vice President and Chief Financial Officer

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(781) 398-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Patrick O’Brien

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Amount of Offering Price(2)	Registration fee(3)
Common Stock, $0.10 par value per share	(4)	(4)
Debt Securities	(4)	(4)
Warrants	(4)	(4)
Total	$100,000,000	$11,770.00	*

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants to purchase common stock or debt securities, and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2)	The proposed maximum per share and aggregate offering prices will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.

(4)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

*	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 8, 2006

OSCIENT PHARMACEUTICALS CORPORATION

$100,000,000

COMMON STOCK

DEBT SECURITIES

WARRANTS

We may offer any combination of the securities described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. The aggregate initial offering price of the securities that we may issue under this prospectus will not exceed $100,000,000 (such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount). This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the Nasdaq Global Market under the symbol “OSCI.” On September 7, 2006, the last sale price of our common stock was $1.18 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “ RISK FACTORS” ON PAGE 1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September __, 2006.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Oscient Pharmaceuticals Corporation. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Oscient Pharmaceuticals Corporation since the date hereof. This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell:

•	shares of common stock,

•	one or more series of debt securities, and

•	warrants to purchase shares of common stock, debt securities or any combination of common stock and debt securities separately, together or as units with other offered securities in one or more offerings. The aggregate initial offering price of the securities we sell in these offerings will not exceed $100,000,000 (such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount). We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

RISK FACTORS

Investing in our securities is risky. Please see the risk factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and in our Current Report on Form 8-K filed on August 21, 2006, which are incorporated by reference in this prospectus, and in other filings that we may make with the Securities and Exchange Commission, or SEC, from to time. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

ABOUT OSCIENT PHARMACEUTICALS CORPORATION

We are a commercial-stage biopharmaceutical company committed to the clinical development and commercialization of new therapeutics to serve unmet medical needs. We currently own and promote two products in the U.S. pharmaceutical market —a fluoroquinolone antibiotic, FACTIVE® (gemifloxacin mesylate) tablets, and a cardiovascular product, ANTARA® 130mg and ANTARA® 43mg (fenofibrate) capsules. FACTIVE is indicated for the treatment of community-acquired pneumonia of mild to moderate severity (CAP) and acute bacterial exacerbations of chronic bronchitis (AECB). We license the rights to gemifloxacin, the active ingredient in FACTIVE tablets, from LG Life Sciences of the Republic of Korea. FACTIVE was launched in the U.S. market in September 2004. ANTARA is approved by the U.S. Food and Drug Administration to treat hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with a healthy diet. ANTARA is part of the $22 billion U.S. market for treating dyslipidemias, which includes the $1 billion fenofibrate market, and will be commercialized by Oscient’s national sales force. Additionally, we are developing a novel antibiotic candidate, Ramoplanin, for the treatment of Clostridium difficile-associated disease and have begun exploring partnering opportunities for the continued Phase III development of Ramoplanin.

We are incorporated as a Massachusetts corporation. The address for our executive offices is 1000 Winter Street, Suite 2200, Waltham, Massachusetts 02451 and our telephone number is (781) 398-2300. Our website is www.oscient.com. The information found on our website and on websites linked from it are not incorporated into or a part of this prospectus. On April 13, 2004, following our annual meeting of stockholders, we amended our articles of organization to change our name from Genome Therapeutics Corp. to Oscient Pharmaceuticals Corporation.

FACTIVE is a trademark of LG Life Sciences, Ltd. ANTARA is a trademark of Oscient. Other trademarks and trade names appearing in this prospectus are the property of their holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus include forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements represent, among other things, the expectations, beliefs, plans and objectives of management and/or assumptions underlying or judgments concerning the future financial performance and other matters discussed in this document. The words “may,” “will,” “should,” “plan,” “believe,” “estimate,” “intend,” “anticipate,” “project” and “expect” and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve certain risks, estimates, assumptions and uncertainties with respect to future revenues, cash flows, expenses and the cost of capital, among other things. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including the factors referred to above under the heading “Risk Factors.”

You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. We caution investors not to place significant reliance on the forward-looking statements contained in this report. These statements, like all statements in this report, speak only as of the date of this report (unless another date is indicated) and we undertake no obligation to update or revise the statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include expanding our commercial and marketing efforts, increasing working capital, funding capital and clinical developments, acquiring new products or technologies, and making other investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES

(in thousands)

The following table sets forth our historical deficiency of earnings available to cover fixed charges for the six-month period ended June 30, 2006 and each of our five most recent fiscal years.

	Six-months ended June 30, 2006	Year ended December 31,
		2005	2004	2003	2002	2001
Deficiency of earnings available to cover fixed charges (1)(2)	$(43,130)	$(88,593)	$(93,271)	$(29,789)	$(34,017)	$(10,090)

(1)	Earnings were inadequate to cover fixed charges. We needed additional earnings, as indicated by the deficiency of earnings available to cover fixed charges for each of the periods presented above, to achieve a ratio of earnings to fixed charges of 1.0x.
(2)	The deficiency of earnings available to cover fixed charges is computed by subtracting fixed charges from earnings before income taxes and minority interest plus fixed charges. Fixed charges consist of interest expense plus that portion of net rental expense deemed representative of interest.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 175,000,000 shares of common stock, par value $.10 per share, including 625,000 shares of common stock designated as series B restricted common stock.

The following descriptions are summaries of the material terms of our articles of organization and bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our articles of organization and bylaws, copies of which are filed with the SEC.

Common Stock

As of August 31, 2006, there were 108,321,594 shares of our common stock outstanding. There are no shares of series B restricted common stock issued and outstanding.

Oscient Pharmaceuticals Common Stock

Voting. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of our common stock are not authorized by our articles of organization to cumulate votes for the election of directors. Directors are elected by a plurality of the votes entitled to vote and present in person or represented by proxy at the meeting.

Dividends. We have never paid cash dividends on our common stock and do not expect to pay dividends in the foreseeable future. Any decision to pay cash dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements and such other factors as our board of directors deem relevant. Holders of common stock would share ratably in any dividends that may be declared by our board of directors.

Liquidation, Dissolution and Winding-up. In the event of our liquidation, dissolution or winding up, the holders of common stock are to receive for each share of our common stock held by them, prior to the holders of series B restricted common stock, the greater of (a) $5.00 and (b) the amount equal to ten times the amount available to holders of Series B restricted common stock. If the assets available for distribution are insufficient to permit the full payment, then the entire amount available for distribution to the holders of common stock will be distributed pro rata among them.

Preemptive Rights, Conversion and Redemption. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to shares of our common stock.

Oscient Pharmaceuticals Series B Restricted Common Stock

Our articles of organization, as amended, provide that the holders of our series B restricted common stock are not entitled to vote, except as otherwise required by law or receive dividends. No shares of our series B restricted common stock are outstanding and we have no current intention to issue any shares of series B restricted common stock.

No Limits on Written Consents

Our articles of organization provide that any action required or permitted to be taken by our stockholders may be effected without a meeting on unanimous written consent of the stockholders.

Limits on Special Meetings

Our bylaws provide that special meetings of stockholders may be called at the request of the board of directors or our president.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareholder Services, Inc.

Nasdaq Listing

Our common stock is listed on Nasdaq under the symbol “OSCI.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior or subordinated debt securities under an indenture that we will enter into with a trustee to be named in such indenture (the “Trustee”). We have filed a form of indenture as an exhibit to the registration statement, which includes this prospectus. The indenture will be qualified under the Trust Indenture Act.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

The indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. The indenture does not limit the amount of debt securities that may be issued thereunder, and the indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title of the series;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends or require us to maintain any asset ratios or reserves;

•	the terms and conditions, if any of conversion into or exchange for share of common stock;

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indenture does not contain any covenant that restricts our ability to merge, consolidate, sell, convey, transfer or otherwise dispose of all or substantially all of our assets so long as no default or event of default under the indenture shall have occurred or be continuing immediately before and immediately after giving effect to such a transaction. Any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions providing for a put or increased interest or otherwise that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the Trustee or from holders of not less than a majority in the aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the Trustee or the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the Trustee reasonable indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the indenture; and

•	subject to its duties under the Trust Indenture Act, the Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the Trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the Trustee to institute the proceeding as trustee; and

•	the Trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable Trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

The Trustee and we may change the indenture without the consent of any holders with respect to specific matters, including:

•	to cure any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the Trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the Trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The Trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the Trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the Trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the Trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock or debt securities in one or more series. We may issue warrants independently or together with common stock or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank, trust company or other similar company that we select which has its principal office in the United States. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights, limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the indenture; or
•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time before 5:00 P.M. Boston, Massachusetts time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise and receive the securities purchasable upon exercise of its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that any applicable trustee or we maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “—Legal Ownership of Securities” above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Any applicable trustee and we have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the Trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through dealers or agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors or to a single investor; or

•	through a combination of such methods.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering or in other transactions to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase the securities and re-offer them to the public by one or more of the methods described above. We, or underwriters, agents or dealers acting with us or on our behalf may offer the securities to the public in at-the-market offerings. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or other terms, how potential investors may participate in the auction and the nature of the underwriter’s obligations in the related supplement to this prospectus.

We will set forth in a prospectus supplement the terms of the offering of the securities, including:

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in the securities, and the imposition of penalty bids, in connection with an offering. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the common securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Passive Market Making

Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Ropes & Gray LLP, Boston, Massachusetts, will pass upon certain legal matters related to the shares offered by this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s Public Reference Room at 100F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at “http://www.sec.gov.” In addition, our common stock is listed for trading on the Nasdaq National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006. You may also access our filings with the Securities and Exchange Commission and obtain other information about us through the website maintained by Oscient, which is “http://www.oscient.com.” The information contained in that website is not incorporated by reference into this prospectus.

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room, or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus incorporates by reference information from documents which are not presented in or delivered with this prospectus. You should rely only on the information contained in the prospectus and in the documents that we have incorporated by reference herein. We have not authorized anyone to provide you with information that is different.

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time that all common stock covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

Oscient Pharmaceuticals SEC Filings (File No. 0-10824)	Period
Quarterly Reports on Form 10-Q	Fiscal Quarter Ended March 31, 2006, as filed on May 10, 2006, and Fiscal Quarter Ended June 30, 2006, as filed on August 9, 2006

The portions of our Proxy Statement on Schedule 14A for our 2006 Annual Meeting of Shareholders that are deemed “filed” with the SEC	As filed on April 26, 2006

Annual report on Form 10-K	Year ended December 31, 2005, as filed on March 10, 2006

Current reports on Form 8-K and Form 8-K/A	As filed on January 10, 2006; January 23, 2006; February 7, 2006; February 8, 2006; March 8, 2006; April 5, 2006; April 12, 2006; May 10, 2006; May 24, 2006; June 14, 2006; June 30, 2006; July 25, 2006; August 1, 2006; August 9, 2006; August 10, 2006; August 21, 2006; and September 5, 2006

The description of our common stock contained in our registration statement on Form 10/A, including any amendment or reports filed for the purpose of updating such description	As filed on January 9, 1996

Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

Attention: Christopher Taylor, Vice President of Investor Relations

(781) 398-2300

The information contained on our website does not constitute a part of this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, if any, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$11,770.00
Accounting fees and expenses	$30,000.00
Legal fees and expenses	$200,000.00
Printing and engraving expenses	$30,000.00
Transfer agent’s and depository’s fees	$10,000.00
TOTAL EXPENSES	$281,770.00

Item 15. Indemnification of Directors and Officers.

Section 2.02(b)(4) of the Massachusetts Business Corporation Act (the “MBCA”) provides that a corporation may, in its articles of organization, eliminate or limit a director’s personal liability to the corporation and its shareholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (1) a breach of the director’s duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) improper distributions, and (4) transactions from which the director derived an improper personal benefit. Our Restated Articles of Organization, as amended to date, provide that our directors shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Massachusetts Business Corporation Act as in effect at the time such liability is determined.

Section 8.51 of the MBCA permits the a corporation to indemnify a director if the individual (1) acted in good faith, (2) reasonably believed that his or her conduct was (a) in the best interests of the corporation or (b) at least not opposed to the best interest of the corporation, and (3) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 8.51 also permits the Registrant to indemnify a director for conduct for which such individual is or would be exculpated under the charter provision referred to above, whether or not the director satisfied a particular standard of conduct. Section 8.56 of the MBCA permits a corporation to indemnify an officer (i) under those circumstances in which the corporation would be allowed to indemnify a director and (ii) to such further extent as the corporation chooses provided that the liability does not arise out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. This broader permissible indemnification for officers also is available for a director who is an officer if the individual becomes party to a proceeding on the basis of an act or omission solely as an officer. Section 8.55 of the MBCA mandates that the determination that an award of indemnification is appropriate in a particular circumstance be made by (A) a majority vote of all disinterested directors or a majority of a committee of disinterested directors (in each case, if there are at least two disinterested directors), (B) special legal counsel, or (C) the shareholders.

Prior to the final disposition of a proceeding involving a director or officer, Sections 8.53 and 8.56 of the MBCA allow a corporation to pay for or reimburse reasonable expenses. As a condition, the director or officer must deliver a written undertaking to repay the funds if the individual is determined not to have met the relevant standard of conduct, which determination is made in the same manner as the determination of whether an individual is entitled to indemnification. This undertaking may be accepted without security and without regard to the individual’s financial ability to make repayment. Another condition to advancement of expenses is that the individual submit a written affirmation of his or her good faith that he or she has met the standard of conduct necessary for indemnification (or that the matter involved conduct for which liability has been eliminated pursuant to the charter exculpation provision referred to above).

The MBCA allows a corporation to obligate itself (1) to indemnify a director or officer and (2) to provide advancement of expenses to such an individual. Such a commitment may be made in the corporation’s charter or bylaws or in a resolution adopted, or a contract approved, by the board of directors or the shareholders. Our By-Laws provide that we shall indemnify our directors and officers to the full extent legally permissible, except that no indemnification may be provided for any director or officer with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. In addition, we hold a Directors and Officer Liability and Corporate Indemnification Policy.

Sections 8.52 and 8.56(c) of the MBCA mandate indemnification for reasonable expenses, regardless of whether an individual has met a particular standard of conduct, in connection with proceedings in which a director or officer is wholly successful, on the merits or otherwise. Furthermore, Section 8.54 of the MBCA provides that a court may direct a corporation to indemnify a director or officer if the court determines that (1) the director or officer is entitled to mandatory indemnification under the MBCA, (2) the director or officer is entitled to indemnification pursuant to a provision in the corporation’s charter or bylaws or in a contract or a board or shareholder resolution, or (3) it is fair and reasonable to indemnify the director or officer, regardless of whether he or she met the relevant standard of conduct.

Sections 8.30 and 8.42 of the MBCA provide that if an officer or director discharges his duties in good faith and with the care that a person in a like position would reasonably exercise under similar circumstances and in a manner the officer or director reasonably believes to be in the best interests of the corporation, he or she will not be liable for such actions.

Item 16. Exhibits

Exhibit Number	Description of Document
1.1	Form of underwriting agreement(1)
3.1	Restated Articles of Organization(2)
3.2	Amendment dated January 5, 1982 to Restated Articles of Organization(3)
3.3	Amendment dated January 27, 1983 to Restated Articles of Organization(4)
3.4	Amendment dated January 19, 1984 to Restated Articles of Organization(5)
3.5	Amendment dated December 11, 1987 to Restated Articles of Organization(6)
3.6	Amendment dated February 1, 1994 to Restated Articles of Organization(7)
3.7	Amendment dated September 1, 1994 to Restated Articles of Organization(7)
3.8	Amendment dated March 15, 2001 to Restated Articles of Organization(8)
3.9	Amendments dated February 3, 2004 and April 13, 2004 to Restated Articles of Organization(9)
3.10	By-Laws, as amended *
4.1	Specimen Common Stock Certificate(10)
4.2	Form of Indenture*
5.1	Opinion of Ropes & Gray LLP*
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (11)

*	Filed herewith.

(1)	To be filed by amendment or by a Current Report of the registrant on Form 8-K and incorporated herein by reference.

(2)	Filed as an exhibit to the Company’s Registration Statement on Form S-1 (No. 2-75230) and incorporated herein by reference.

(3)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 27, 1982 and incorporated herein by reference.

(4)	Filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 26, 1983 and incorporated herein by reference.

(5)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 25, 1984 and incorporated herein by reference.

(6)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 28, 1987 and incorporated herein by reference.

(7)	Filed as exhibits of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 1994 and incorporated herein by reference.

(8)	Filed as an exhibit to the Company’s 10-Q for the quarter ended February 24, 2001 and incorporated herein by reference.

(9)	Filed as an exhibit to the Company’s Registration Statement on Form S-3 filed on September 30, 2005 and incorporated herein by reference.

(10)	Filed as an exhibit to the Company’s Registration Statement on Form S-3 filed on January 10, 1996 and incorporated herein by reference.

(11)	Filed as an exhibit to the Company’s Registration Statement on Form S-3 filed on September 30, 2005 and incorporated herein by reference, and filed herewith with respect to certain directors.

Item 17. Undertakings

Item 512(a) of Regulation S-K

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Item 512(b) of Regulation S-K

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on September 8, 2006.

OSCIENT PHARMACEUTICALS CORPORATION

/s/ Steven M. Rauscher
Name:	Steven M. Rauscher
Title:	Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Rauscher Steven M. Rauscher	Director, President and Chief Executive Officer (Principal Executive Officer)	September 8, 2006

/s/ Philippe M. Maitre Philippe M. Maitre	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 8, 2006

* David K. Stone	Director and Chairman of the Board	September 8, 2006

* Robert J. Hennessey	Director	September 8, 2006

* Gary Patou	Director	September 8, 2006

* Norbert G. Riedel	Director	September 8, 2006

* John E. Voris	Director	September 8, 2006

* Pamela J. Kirby	Director	September 8, 2006

/s/ William Mattson William Mattson	Director	September 7, 2006

/s/ Gregory B. Brown Gregory B. Brown	Director	September 6, 2006

*By:	/s/ Steven M. Rauscher
Steven M. Rauscher Attorney-in-Fact

September 8, 2006

EXHIBIT INDEX

Exhibit Number	Description of Document
3.10	By-Laws
4.2	Form of Indenture
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1	Power of Attorney (filed with the Registration Statement on Form S-3 on September 30, 2005, and filed herewith with respect to William Mattson and Gregory Brown)